Exhibit 10.22

                              Employment Agreement

This Employment Agreement ("Agreement") is entered into as of January 31, 2000 by and between Raquel, Inc. a Nevada Corporation, ("Company") and Edward A. Rose, Jr. ("Employee").

1. Commencement Date:

This Agreement shall commence on January 31, 2000.

2. Employment and Duties:

Employee is hired as Vice President, General Counsel and Chief Financial Officer
(CFO) and is elected to the Board of Directors. Employee will perform all duties as General Counsel and Chief Financial Officer and will devote the necessary time to perform these duties.

3. Term of Employment:

This term of this Agreement shall be one (1) year from the commencement date and shall be renewable annually at the anniversary date unless sooner terminated as provided for herein.

4. Compensation:

As full and complete compensation for Employee's services hereunder and all the rights granted hereunder by Employee to Company and upon the condition that Employee fully and faithfully perform Employee's services hereunder in accordance with the terms and conditions of this Agreement, Company shall pay employee:

      A. 1,667.00 shares of Common Stock for each hour the employee performs his duties for the Company including but not limited to travel time, meetings, telephone conversations with outside parties, etc. until such time as the Company has adequate net income and cash flow to compensate employee (currently estimated between three (3) and six
            (6) months);

      B. When Company generates adequate net income and cash flow. Employee shall be compensated on a combination of cash and/or stock to be determined at that time;

      C. If employee is successful in developing sales distribution, employee will also be compensated 1 share of Common Stock for each $10.00 of net sales generated up to a maximum of 1,000,000.00 Common Shares.


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      D.    If the Company should undergo a Reverse-Stock Split or other dilutive transaction, Employee will be compensated with cash for the difference between the FMV of the stock immediately prior to and immediately after the dilutive transaction. Employee has the election to purchase additional shares of stock after the dilutive transaction with the cash proceeds received from the Company at a share price equal to the average fair market value of the stock for the preceding one (1) year.

      E. Employee will also be given 10,000.00 shares as a member of the Board of Directors.

      F. Employee will be compensated monthly for these shares upon the submission of a report detailing time spent for Raquel, Inc.

      G. Employee shall be paid via a Form 1099 for this effort. Employee acknowledges he his aware of the tax consequences of such agreement and Company acknowledges he may have to sell some of the shares to pay such taxes if necessary.

            1. Expense Reimbursement:

In addition to the compensation provided herein, Employee shall be reimbursed for any reasonable travel expenses in the discharge of Employee's duties for travel, hotel, entertainment and other expenses.

            2. Death or Disability of Employee:

In the event of Employee's death or disability during the term of this Agreement, this Agreement and the compensation due the Employee shall terminate upon the death or disability and Company shall thereafter be required to make payments only to Employee or Employee's estate, as the case may be, for all amounts due to Employee as Compensation for the services of rendered hereafter through the date of death or disability to the extent such amounts have not been already paid.

Employee shall be deemed disabled if, in the opinion of Company, Employee is unable to substantially perform the services required of Employee hereunder for a period of 60 consecutive days or 60 days during any 90 day period. In such event, Employee shall be deemed disabled as of such 60th day.

            3. Restrictive Covenant:

During the term of this Agreement, Employee shall not provide services to or be employed by any entity in competition to the Company.

            4. Confidentiality:

Employee hereby acknowledges that during the term hereof, Company will disclose to Employee confidential information pertaining to the business affairs of the Company,


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including but not limited to, the customer lists and accounts and other similar items indicating the sources of income and products of Company. Employee shall not, at any time during or after the term of this agreement, disclose to any third party or directly or indirectly make use of any such confidential information and shall return to Company any proprietory information upon termination.

            5. Ownership of Material and Ideas:

Employee agrees that all material, ideas, and inventions pertaining to the business of Company or of any of its customers, vendors, licensees or any other person or entity associated or doing business with the Company, and the names, addresses and telephone numbers of customers of Company, shall belong solely to Company.

            6. Fringe Benefits:

Employee may be entitled to fringe benefits in the future.

            7. Termination:

Company may, without notice, terminate this Agreement and all of Company's obligations hereunder for "cause". Termination by Company for "cause" shall mean termination because of Employee's conviction of a felony or material refusal, failure or neglect without proper cause to perform Employee's obligations under this Agreement or material breach of any of Employee's fiduciary obligations as an officer of the Company.

            8. Insurance:

During the term of this Agreement, Company may at any time effect insurance on Employee's life and/or health in such amounts and in such form as Company may, in its sole discretion, decide Employee shall execute any documents or submit to physical exams to effect such insurance.

            9. Notices:

Any and all notices, demands or other communications shall be in writing and delivered to the following addresses:

             To Company:      Raquel, Inc.
                              9873 S. Santa Monica Blvd.
                              Beverly Hills, CA 90212
                              (310) 203-9240
                              (310) 203-9270 (fax)

             To Employee:     Edward A. Rose, Jr.
                              4550 Kearny Villa Road Suite 224
                              San Diego, California 92123
                              (858) 560-1190
                              (858) 560-0071 (fax)

Each of the parties is to notify the other of any change in address.


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            10. Applicable Law:

This Agreement shall, in all respects, be governed by the laws of the State of California.

            11. Attorney's Fees:

In the event any action be instituted by a party to enforce any of the terms and provisions contained herein, the prevailing party in such action shall be entitled to such reasonable attorney's fees, costs and expenses.

            12. Modifications and/or Amendment:

No amendment, change or modification of this Agreement shall be valid unless in writing and signed by all of the parties hereto. Any such amendment, change or modification signed on behalf of Company shall be accompanied by a certified resolution with respect thereto of its Board of Directors.

            13. Successors and Assigns:

All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

            14. Entire Agreement:

This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and any and all prior agreements, understandings or representations are hereby terminated and cancelled in their entirety and are of no further force or effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                       Raquel, Inc.


                                       By: Raquel Zepeda, President and Chairman
                                           -------------------------------------
                                           of the Board of Directors
                                           -------------------------------------


                                       By: Edward A. Rose, Jr.
                                           -------------------------------------


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